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                                                          Exhibit 8(b)(vii)(e)

                AMENDMENT NO. 5 TO PARTICIPATION AGREEMENT

     THIS AMENDMENT NO. 5 TO THE AGREEMENT by and among Lincoln Life & Annuity Company of New York (the "Company"), a New York life insurance company, and the T. Rowe Price International Series, Inc., a corporation organized under the laws of Maryland, T. Rowe Price Equity Series, Inc., a corporation organized under the laws of Maryland (which together with the T. Rowe Price International Series, Inc. shall be collectively referred to as the "Funds") and T. Rowe Price Investment Services, Inc. (hereinafter the "Underwriter"), a Maryland corporation is effective as of October 10, 2011

     WHEREAS, the Company, the Fund and Underwriter are parties to that certain Participation Agreement dated October 1, 1996, as amended, (the "Agreement"); and

     WHEREAS, the parties desire to amend Schedule A of the Agreement;

     NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Underwriter agree as follows:

        1. Schedule A of the Agreement is deleted and replaced in its entirety by the attached Schedule A.

        2. All other terms of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the date specified below.

                               LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK
                               By its Authorized Officer

                               By:  /s/ Daniel R. Hayes
                                    ---------------------
                               Name:    Daniel R. Hayes
                               Title:   Vice President


                               T. ROWE PRICE INTERNATIONAL SERIES, INC.
                               By its authorized officer

                               By: /s/ David Oestreicher
                                   -----------------------
                               Name:   David Oestreicher
                               Title:  Vice President


                               T. ROWE PRICE EQUITY SERIES, INC.
                               By its authorized officer

                               By: /s/ David Oestreicher
                                   -----------------------
                               Name:   David Oestreicher
                               Title:  Vice President


                               T. ROWE PRICE INVESTMENT SERVICES, INC.
                               By its authorized officer

                               By: /s/ Fran Pollack-Matz
                                   -----------------------
                               Name:   Fran Pollack-Matz
                               Title:  Vice President

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                                   SCHEDULE A
                       EFFECTIVE AS OF OCTOBER 10, 2011

NAME OF SEPARATE ACCOUNT AND DATE                         CONTRACTS FUNDED BY
ESTABLISHED BY BOARD OF DIRECTORS                           SEPARATE ACCOUNT            DESIGNATED PORTFOLIOS
---------------------------------                         -------------------           ---------------------
Lincoln Life & Annuity Variable Annuity Account L         Group Variable Annuity        T. Rowe Price International Series, Inc.
July 24, 1996                                                                           T. Rowe Price International Stock Portfolio
                                                                                        T. Rowe Price Equity Series, Inc.

Lincoln Life & Annuity Flexible Premium Variable Life     Lincoln Corporate Variable    T. Rowe Price Mid-Cap Growth Portfolio
Account Z                                                 Private Solutions             T. Rowe Price Equity Income Portfolio
June 21, 2006                                                                           T. Rowe Price International Series, Inc.
                                                                                        T. Rowe Price International Stock Portfolio

LLANY Separate Account S for Flexible Premium             Lincoln Corporate Variable    T. Rowe Price Equity Income Portfolio
Variable Life                                             Private Solutions
March 2, 1999